SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

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DYNAMIC RESPONSE GROUP, INC.

(Name of Registrant As Specified in Charter)

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DYNAMIC RESPONSE GROUP, INC.

4770 Biscayne Boulevard, Suite 780

Miami, Florida 33137

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

To our Shareholders:

The accompanying Information Statement is being furnished to the shareholders of DYNAMIC RESPONSE GROUP, INC., a Florida corporation (the “Company,” “we” or “us”) in lieu of a special meeting. The Board of Directors is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you of actions approved by written consents of the Board and by shareholders holding a majority of the voting power of the Company to effect an amendment to the Company’s Articles of Incorporation to:

1.	Increase its authorized common stock from 100,000,000 shares to 250,000,000 shares;

2.	Increase its preferred stock from 10,000,000 shares to 50,000,000 shares; and

3.	Effect a reverse stock split of one for 100.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO

SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER

DESCRIBED HEREIN.

The actions to increase the authorized common and preferred stock of the Company will become effective no earlier than 20 calendar days after this Information Statement is sent or given to all persons who were holders of record of the Company’s common stock on April 29, 2009. The action to effect a reverse split of the Company’s common stock will become effective after the increase to authorized capital but in no event, earlier than 20 calendar days after this Information Statement is sent or given to all persons who were holders of record of the Company’s common stock on April 29, 2009. This Information Statement is first being mailed to shareholders on or about May 19, 2009. It is for informational purposes only and explains the foregoing actions.

The accompanying Information Statement also serves as the notice required by Section 607.0704 of the Florida Business Corporation Act of the taking of corporate action without a meeting by less than unanimous written consent of the Company’s shareholders.

For the Board of Directors of Dynamic Response Group, Inc.

/s/ Melissa K. Rice	/s/ Reno R. Rolle
Melissa K. Rice, Director	Reno R. Rolle, Director

ABOUT THIS INFORMATION STATEMENT

APPENDIX A: Form of Articles of Amendment to the Articles of Incorporation to increase the Company’s authorized capital stock. APPENDIX B: Form of Articles of Amendment to the Articles of Incorporation to effect a reverse stock split.

ABOUT THIS INFORMATION STATEMENT

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY

THE BOARD OF DIRECTORS OF DYNAMIC RESPONSE GROUP, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

General

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended, to the holders of the common stock of DYNAMIC RESPONSE GROUP, INC., a Florida corporation (the “Company”) to notify our shareholders that on January 6, 2009, the Company received written consents in lieu of a meeting from the holders of voting control of an aggregate of 53% of the voting capital stock of the Company authorizing the Company’s Board of Directors to amend the Company’s Articles of Incorporation to increase its authorized shares of common stock from 100,000,000 to 250,000,000 shares and its preferred stock from 10,000,000 shares to 50,000,000 shares. On March 6, 2009, the Company received written consents in lieu of a meeting from the holders of voting control of an aggregate of 53% of the voting capital stock of the Company authorizing the Company’s Board of Directors to amend the Company’s Articles of Incorporation to effect a reverse stock split at a ratio not to exceed one for 100, to be determined by our Board of Directors. On April 22, 2009, our Board of Directors adopted a resolution approving a one for 100 reverse split of our common stock. On April 28, 2009, our Board reset the record date to April 29, 2009, to facilitate accurate and timely mailing to all stockholders of record.

The Company is distributing this Information Statement on or about May 19, 2009 to its shareholders in full satisfaction of any notice requirements it may have under the Florida Business Corporation Act. No additional action will be undertaken by the Company with respect to the receipt of the written consents, and no dissenters’ rights under the Florida Business Corporation Act are afforded to the Company’s shareholders as a result of the adoption of the amendment to the Company’s Articles of Incorporation (the “Amendment”).

This Information Statement has been prepared by management and the entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Record Date

The close of business on April 29, 2009 has been fixed by the Board of Directors as the record date for purposes of determining the shareholders of record who are entitled to receive notice of the Amendment to increase the authorized capital of the Company and notice of the Amendment to effect the reverse split at the ratio of one share of common stock for every 100 shares.

Voting and Voting Requirements

We are not seeking consent, authorizations or proxies from you. On January 5, 2009 the Board of Directors of the Company approved the Amendment to increase the Company’s authorized capital subject to shareholder approval. As of January 5, 2009, there were 90,572,270 shares of common stock issued and outstanding and entitled to one vote each on the Amendment and 8,300,749 shares of Series A Preferred Stock issued and outstanding with each share of Series A Preferred Stock having 12 votes per share and entitled to vote together with the common shareholders on the Amendment. The consenting shareholders, consisting of two shareholders holding voting control of an aggregate of 53% of the voting capital stock of the Company voted in favor of the Amendment to increase the Company’s authorized common stock and preferred stock by written consents, effective January 6, 2009.

On February 18, 2009, the Board approved the Amendment to effect a reverse stock split at a range not to exceed one for 100 to be determined by the Board. The consenting shareholders, consisting of two shareholders holding voting control of an aggregate of 53% of the voting capital stock of the Company, voted in favor of the Amendment to effect the reverse split, at a ratio to be determined by the Board of Directors, by written consent, effective March 6, 2009. On April 22, 2009, our Board of Directors adopted a resolution approving a one for 100 reverse split of our common stock. On April 28, 2009, our Board reset the record date for all proposals to April 29, 2009 to facilitate accurate and timely mailing.

Proposals in Lieu of an Annual Meeting

Section 607.0704 of the Florida Business Corporation Act and our Bylaws provide that, unless otherwise provided in the Company’s Articles of Incorporation, action required or permitted to be taken at a meeting of shareholders may be taken without a meeting and without a vote if the action is taken by holders of outstanding stock having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The shareholders holding a majority of the voting power of the voting capital stock of the Company approved the actions by written consents in lieu of a meeting on January 6, 2009 and March 6, 2009, respectively, in accordance with the Florida Business Corporation Act and our Bylaws. If the Amendments had not been adopted by written consents in lieu of a meeting by the holders of a majority of our voting capital stock, the Amendments would have been required to be considered by the Company’s shareholders at a special or annual shareholders’ meeting convened for the specific purpose of approving the Amendments. In order to eliminate the costs and management’s time involved in holding an annual meeting and in order to effect or ratify the Amendments as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to use the written consents of the shareholders holding a majority of the voting power of the Company.

Delivery of Documents to Security Holders with Shares Held In Brokerage Accounts

We request brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Company’s common stock and we will reimburse such holders for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge from our transfer agent, Transfer Online, Inc., 317 S.W. Alder Street, 2nd Floor, Portland, Oregon 97204, Phone: (503) 227-2950 or Fax: (503) 227-6874.

Delivery of Documents to Security Holders Sharing an Address

One Information Statement will be delivered to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders sharing such address. Upon receipt of such oral or written notice, we will undertake to promptly deliver a separate copy of this Information Statement to the shareholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the shareholder can notify us that the shareholder wishes to receive a separate copy of this Information Statement or other communications to the shareholder in the future. Shareholders sharing an address that are currently receiving multiple Information Statements may also request delivery of a single copy by providing notice to the Company. In the event a shareholder desires to provide us with notice regarding delivery preferences, the shareholder may do so by contacting our Office Manager at (305) 576-6889, or by mail to 4770 Biscayne Boulevard, Suite 780, Miami, Florida 33137, Attention: Office Manager.

Effective Date of the Amendments

The Amendments will become effective upon filing with the Florida Secretary of State. The Company anticipates filing the Amendment to increase the Company’s authorized capital on June 16, 2009, being 20 calendar days after this Information Statement is sent or given to all persons who were holders of record of the Company’s common stock on April 29, 2009. The Company anticipates filing the Amendment to effect the reverse stock split immediately following effectiveness of the Amendment to increase the Company’s authorized capital on or after June 17, 2009, but in no event less than 20 calendar days after this Information Statement is give to all persons who were holders of record of the Company’s common stock on April 29, 2009.

Forward Looking Statements

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement.

Proposals by Security Holders

As of the date of this Information Statement, no proposals have been received by the Company.

No Rights of Appraisal

Under the laws of Florida, the Company’s shareholders are not entitled to appraisal rights with respect to the Amendments and the Company will not independently provide its shareholders with any such right.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management and Beneficial Owners

The following table contains information regarding beneficial ownership of our common stock as of April 29, 2009 held by persons known by the Company who beneficially own or control more than 5% of the Company’s outstanding common stock, its directors, named executive officers, and all of its directors and officers as a group; and beneficial ownership of our preferred stock. Except as otherwise indicated, the address of each party is c/o Dynamic Response Group, Inc., 4770 Biscayne Boulevard, Suite 780, Miami, Florida 33137.

Management believes that all persons named in the table have sole voting and investment power with respect to all shares of our common and preferred stock beneficially owned or controlled by them. A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from April 29, 2009 upon exercise of options, warrants or convertible securities. Each beneficial owner’s percentage of ownership is determined by assuming that convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from the date hereof (unless otherwise indicated below) have been exercised or converted.

The information below is based upon a list of shareholders as of April 29, 2009 holding 90,187,270 shares of common stock and 8,300,749 shares of Series A Preferred Stock. At that date, approximately 59% of Dynamic Response Group’s outstanding shares of common stock were held by CEDE & Co., which is accounted for as a single shareholder of record for multiple beneficial common stock owners. CEDE & Co. is a nominee of the Depository Trust Company, with respect to securities deposited by participants with the Depository Trust Company, e.g., mutual funds, brokerage firms, banks, and other financial organizations.

	COMMON STOCK					SERIES A PREFERRED STOCK (1)
Name and Address of Beneficial Owner	No. Common Shares Prior to Increase in Authorized	Percent of Common Issued and Outstanding Prior to Increase in Authorized	No. Common Shares Following Increase in Authorized and Conversion of Preferred Stock	Percent of Common Issued and Outstanding Following Increase in Authorized and Conversion of Preferred Stock		No. Preferred Shares Prior to Increase in Authorized	Percent of Preferred Issued and Outstanding Prior to Increase in Authorized	No. Preferred Shares Following Increase in Authorized	Percent of Preferred Issued and Outstanding Following Increase in Authorized
Melissa K. Rice	585,650(2)	0.65%	54,013,646	28.46%		4,452,333(3)	53.64%	—	—
Patrice Kawas	— (4)	—	46,180,992	24.33%		3,848,416(5)	46.36%	—	—
Reno R. Rolle (6)	3,425,000	3.80%	3,425,000	1.80%
C. Michael Graub (7)	4,870,000	5.40%	4,870,000	2.57%
Officers and directors as a group (2 individuals)	4,010,650	4.45%	57,438,646	30.26%	Officers and directors as a group (1individual)	4,452,333	53.64%	—	—

(1)	Each share of Series A Preferred Stock carries twelve votes on matters submitted to shareholders for voting purposes and is convertible into twelve shares of the Company’s common stock at such time as the Company files an Amendment to its Articles of Incorporation to increase its authorized capital.
(2)	Does not include 53,427,996 shares of common stock Ms. Rice is entitled to receive upon conversion of Series A Preferred Stock.
(3)	Ms. Rice, our Chief Executive Officer and a director of the Company, received 4,077,333 shares of Series A Preferred Stock as full and complete satisfaction of accrued compensation and advances (including interest) made to the Company in the aggregate amount of $244,640; and 375,000 shares as consideration for the business plan and concept of Medico Express.
(4)	Does not include 46,180,992 shares of common Ms. Kawas is entitled to receive upon conversion of Series A Preferred Stock.
(5)	Ms. Kawas, an employee of the Company, received 3,848,416 shares of Series A Preferred Stock, as full and complete satisfaction for accrued compensation in the amount of $230,905.
(6)	Mr. Rolle became a director of the Company on December 3, 2008 and is entitled to receive 750,000 shares of common stock annually as compensation for his services as director. These shares have not been issued. Mr. Rolle, as a 53.5% partner of Synergy I.P. Group, LLC, is also entitled to receive an aggregate of 2,675,000 options to purchase common stock of the Company pursuant to a May 2008 manufacturing and marketing agreement between Synergy I.P. Group, LLC and the Company. Of the 2,675,000 options, 535,000 options vested in May 2008 and may be exercised at $0.05 per share; 1,070,000 options vest upon satisfaction of performance benchmarks in connection with manufacturing and marketing agreement at an exercise price of $0.12 per shares; and the balance of 1,070,000 options vest upon satisfaction of further performance benchmarks at an exercise price of $0.25 per share. As of the date of this Information Statement, neither Synergy nor Mr. Rolle have exercised any options. Mr. Rolle disclaims beneficial ownership in and to the aggregate 2,325,000 options that may be acquired by the other partners of Synergy.
(7)	5750 Glen Eagles Drive, W. Bloomfield, MI 48323-2202.

Voting Control of Consenting Shareholders

The following table sets forth the voting power of management and owners of our common and Series A Preferred Stock that voted in favor of increasing the Company’s authorized capital on January 6, 2009, and in favor of effecting the reverse stock split on March 6, 2009. The following is based upon a list of shareholders as of January 6, 2009 and March 6, 2009 holding 90,572,270 shares of common stock and 8,300,749 shares of Series A Preferred Stock. Each share of common stock carries one vote. Each share of Series A Preferred Stock carries twelve votes and is convertible into twelve shares of the Company’s common stock (an aggregate of 99,608,988 shares) at such time as the Company files an Amendment to its Articles of Incorporation to increase its authorized capital as provided in Proposals 1 and 2.

Name and Address of Beneficial Owner	No. Votes	Percent Voting Control (Series A Preferred and Common Voting Together)
Melissa K. Rice (1)	54,013,646	28.40%
Patrice Kawas (2)	46,180,992	24.28%
Reno R. Rolle	-0-	0%
Total consenting shareholders	103,619,638	52.68%
Officers and directors as a group (2 individuals)	54,013,646	28.40%

(1)	Includes 585,600 shares of common stock owned directly by Ms. Rice and 53,427,996 shares of common stock underlying 4,452,333 shares of Series A Preferred Stock which carry twelve votes on matters submitted to shareholders.
(2)	Consists of shares of common stock underlying 3,848,416 shares of Series A Preferred Stock which carry twelve votes on matters submitted to shareholders.

Changes in Control of Registrant

On December 10, 2008, the Company authorized the issuance of an aggregate of 8,300,749 shares of its Series A Preferred Stock to Patrice Kawas, an employee, and to Melissa K. Rice, the Company’s Chief Executive Officer and a director of the Company. Each share of the Series A Preferred Stock carries twelve votes on matters submitted to shareholders for voting purposes and is convertible into twelve shares of the Company’s common stock at such time as the Company files an Amendment to its Articles of Incorporation to increase its authorized capital and make available a sufficient number of authorized but unissued and unreserved shares of common stock to permit all then outstanding shares of Series A Preferred Stock to be converted.

Of the 8.3 million shares of Series A Preferred Stock, 3,848,416 were issued to Patrice Kawas, an employee of the Company, upon conversion of accrued compensation in the amount of $230,905. Of the balance, 4,077,333 shares were issued to Melissa K. Rice in exchange for advances (including interest) made to the Company and accrued compensation pursuant to her employment agreement in the aggregate amount of $244,640, and 375,000 shares were issued as partial consideration for the Company’s acquisition of the Medico business plan and concept as disclosed in our Current Report on Form 8-K filed with the SEC on December 12, 2008, as amended and restated in our Form 8-K/A filed with the SEC on January 16, 2009. The obligations were converted at a ratio of $0.005 per share of underlying common stock as determined by the Board of Directors of the Company. As part of its determination of the conversion ratio, the Board considered the current lack of liquidity in the trading of the Company’s common stock. The valuation of the underlying common stock as determined by the Board was substantially discounted from the trading price of the Company’s common stock at the time of issuance of the Series A Preferred Stock.

Based on 90,187,270 shares outstanding as of the record date, as a result of acquiring the Series A Preferred Stock, and in addition to her previously acquired common stock, Ms. Rice has voting control of approximately 28.46% of our voting capital stock. As a result of acquiring shares of the Series A Preferred Stock, Ms. Kawas has voting control of approximately 24.33% of our voting capital stock.

The issuance of the Series A Preferred Stock to Ms. Rice and Ms. Kawas substantially diluted existing shareholders’ control of, and beneficial interest in the Company.

Mr. Rolle was the sole director who approved the issuance of the Series A Preferred Stock to Ms. Rice and Ms. Kawas and he was appointed on December 3, 2008, shortly before the exchange in control transaction.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table sets forth the name, age and position of each of our executive officers and directors as of the date of this Information Statement.

Name	Age	Position	Date Appointed
Melissa K. Rice	48	Chief Executive Officer, Director	04/07
Reno R. Rolle	48	Director	12/08

Melissa K. Rice has served as a director and our Chief Executive Officer since April 2007. She has an extensive background in business and is also licensed to practice law in Florida. Ms. Rice has been practicing attorney specializing in securities regulations and corporate transactions, assisting emerging companies in debt and equity financing, as well as providing general corporate governance advice to emerging companies since October 2000. Ms. Rice earned a Bachelor of Science degree in Marketing from the University of Tampa, a Juris Doctor degree from Stetson School of Law in St. Petersburg, Florida and a Masters of Business Administration from Stetson University in Deland, Florida.

Reno R. Rolle was appointed director of the Company in December 2008 to fill the board seat vacated by Joseph I. Emas who resigned in October 2008. Since June 2008, Mr. Rolle has served as the CEO of Red Rock Pictures, Inc., quoted on the Over the Counter Bulletin Board under the symbol “RRPH.OB”. Mr. Rolle has also been President of Synergy I.P. Group, LLC since 1997 and inventor of the “Spin Fryer” a product currently licensed by Synergy I.P. Group, LLC to the Company for manufacturing, marketing and distribution. Pursuant to the terms of the May 2008 manufacturing and marketing agreement, in exchange for the exclusive rights to manufacture and market the “Spin Fryer”, the Company agreed to compensate Synergy I.P. Group, LLC in cash based on a percentage of sales, and options to purchase up to 5,000,000 shares of the Company’s common stock upon meeting certain performance benchmarks. From April 2003 to 2004, Mr. Rolle held the position of CEO and through 2005, acted as an executive consultant, for Shop America USA based in Bradford, England, which specialized in direct response television and infomercial marketing in the United States. Prior to his experience at Shop America, Mr. Rolle was a founding principal of the National Lampoon Acquisition Group, LLC an investment group that acquired the “National Lampoon” brand. Mr. Rolle founded National Lampoon Home Entertainment in 2002 to produce and distribute National Lampoon branded DVDs. Between 1997 and 2001 Mr. Rolle was the co-founder, Chairman and CEO of Synergy Worldwide, Inc., a product engineering, design and marketing company. From 1994 to 1997 Mr. Rolle was a co-founder of HSN Direct, a direct response television joint venture with Home Shopping Network, Inc.

There is no family relationship between any of the officers and directors or between any of the officers, directors and the Company. Except as disclosed on page 12 under “Certain Relationships and Related Transactions”, there are no business relationships between any of the officers and directors and the Company. Management is not aware of any material proceedings to which any director or officer of the Company is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Outstanding Equity Awards at Fiscal Year End

None.

Stock Option Grants in the Past Fiscal Year

None.

Independence of the Board

The Company is quoted on the OTC Bulletin Board inter-dealer quotation system, which does not require director independence requirements. However, for purposes of determining director independence, we have applied the definitions set forth in NASDAQ Rule 4200(a)(15) which states, generally, that a director is not considered to be independent if he or she is, or at any time during the past three years was an employee of the Company; or if he or she (or his or her family member) accepted compensation from the Company in excess of $120,000 during any twelve month period within the three years preceding the determination of independence. Accordingly, we consider Mr.  Rolle to be an independent director.

Committees of the Board of Directors

We have not established any committees of the Board of Directors nor adopted a nominating, audit or compensation committee charter. Management, and specifically, Ms. Rice as our Principal Financial Officer, is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. Neither Ms. Rice nor Mr. Rolle qualifies as a financial expert nor are they professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Board of Directors certify that the independent auditor is “independent” under applicable rules.

The Board of Directors periodically meets to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, awards of stock options and reimbursement of certain business related costs and expenses. In determining the compensation of the Company’s executive officers, the Board of Directors takes into account all factors which it considers relevant, including business conditions, in general, and in the Company’s line of business during the year in light of such conditions, the market compensation for executives of similar background and experience, the performance of the Company, in general, and the performance of the specific executive officer under consideration, including the business area of the Company for which such executive officer is responsible. The Board of Directors also believes that granting stock options provides an additional incentive to executive officers to continue in the service of the Company and gives them an interest similar to shareholders in the success of the Company. In the future, the Board of Directors intends to make use of stock options, along with other traditional salary and bonus components of executive compensation packages, to provide incentives to attract and maintain qualified executive officers. The Company’s 2007 Stock Option Plan is administered by the full Board of Directors.

Ms. Rice is a director and our Chief Executive Officer and serves as our interim Principal Financial Officer of the Company. As a result, Ms. Rice discusses and participates in deliberations of the Board of Directors on matters relating to the terms of her executive compensation. In this regard, a director whose executive compensation is voted upon by the Board of Directors must abstain from such vote.

Compensation of Directors

Members of the Company’s Board of Directors are entitled to receive 750,000 shares of our common stock, per annum, as compensation for serving on our Board and are reimbursed for all out of pocket expenses incurred in connection with the attendance at any Board meeting or in connection with any services they provide for and on behalf of the Company. The following table provides a summary of compensation paid to our directors during the years ended December 31, 2007 and December 31, 2008:

Name	Year	Fees earned or paid in cash ($)	Stock awards ($)		Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
Melissa K. Rice(1)	2007	-0-	$29,250	(1)	-0-	-0-	-0-	-0-	$29,250
	2008	-0-	$29,250	(2)	-0-	-0-	-0-	-0-	$29,250
Reno R. Rolle(3)	2007	-0-	-0-		-0-	-0-	-0-	-0-	-0-
	2008	-0-	-0-		-0-	-0-	-0-	-0-	-0-
Joseph I. Emas	2007	-0-	$29,250	(4)	-0-	-0-	-0-	-0-	$29,250
	2008	-0-	-0-		-0-	-0-	-0-	-0-	-0-

(1)	750,000 shares of common stock for services as director during 2007 which shares were issued on April 10, 2008 at a value of $0.039 per share being the 30 day average closing price of the Company’s common stock on the OTCBB prior to April 10, 2008.
(2)	750,000 shares of common stock for services as director during 2008 which shares were issued on April 10, 2008 at a value of $0.039 per share being the 30 day average closing price of the Company’s common stock on the OTCBB prior to April 10, 2008.
(3)	Mr. Rolle became a director in December 2008 and is entitled to receive 750,000 shares of common stock for services as director during 2008, which shares have not been issued.
(4)	Mr. Emas resigned as director in October 2008. Mr. Emas received 750,000 shares of common stock for services as director during 2007, which shares were issued on April 10, 2008 at a value of $0.039 per share being the 30 day average closing price of the Company’s common stock on the OTCBB prior to April 10, 2008.

Certain Relationships and Related Transactions

On December 8, 2008, our Board of Directors ratified the formation of a subsidiary and acquisition of a business plan and concept known as “Medico Direct” that was developed separately and distinctly from the business and operations of the Company by Melissa K. Rice, our Chief Executive Officer and a director of the Company, prior to her employment with the Company. As consideration in lieu of cash, the Company agreed to issue (i) 4,500,000 shares of common stock of the Company or shares of preferred stock convertible into such number of shares; and (ii) 2,000,000 shares of preferred stock of the subsidiary which upon conversion will be equal to 20% of the issued and outstanding common stock of the subsidiary, on a fully diluted basis, to Ms. Rice and other parties for services rendered in connection with the development of the concept and Medico business plan and concept prior to the Company’s acquisition. As the majority shareholder of the subsidiary, the Company has appointed Ms. Rice to serve as the initial director and president of Medico. On December 10, 2008, the Company authorized the issuance of 375,000 shares of its Series A Preferred Stock to Ms. Rice. Each share of the Series A Preferred Stock carries twelve votes on matters submitted to shareholders for voting purposes and is convertible into twelve shares, or 4,500,000 shares of the Company’s common stock at such time as the Company files an Amendment to its Articles of Incorporation to increase its authorized capital sufficient to permit the conversion of all 8,300,749 shares of the issued and outstanding shares of Series A Preferred Stock. The value of the Company’s securities issued to Ms. Rice based upon $0.005 per share price is $22,500. The Company has valued the Medico preferred shares issued to Ms. Rice at par value, $.0001.

On December 10, 2008, the Company authorized the issuance of 3,848,416 shares of its Series A Preferred Stock to Patrice Kawas, an employee of the Company, in exchange for conversion of accrued compensation in the amount of $230,905. Each share of the Series A Preferred Stock carries twelve votes on matters submitted to shareholders for voting purposes and is convertible into twelve shares, or 46,180,992 shares of the Company’s common stock at such time as the Company files an Amendment to its Articles of Incorporation to increase its authorized capital sufficient to permit the conversion of all 8,300,749 shares of the issued and outstanding shares of Series A Preferred Stock.

Mr. Rolle is the President and 53.5% partner of Synergy I.P. Group, LLC (“Synergy”). In May 2008, the Company entered into a licensing agreement with Synergy to manufacture, market and distribute the “Spin Fryer”. In exchange for the exclusive rights to manufacture and market the “Spin Fryer”, the Company agreed to compensate Synergy in cash based on a percentage of sales, and options to purchase up to 5,000,000 shares of the Company’s common stock upon meeting certain performance benchmarks. Mr. Rolle, as 53.5% partner of Synergy, is entitled to receive an aggregate of 2,675,000 options to purchase common stock of the Company of which 535,000 options vested in May 2008 and may be exercised at $0.05 per share; 1,070,000 options vest upon satisfaction of performance benchmarks in connection with manufacturing and marketing agreement at an exercise price of $0.12 per shares; and the balance of 1,070,000 options vest upon satisfaction of further performance benchmarks at an exercise price of $0.25 per share. As of the date of this Information Statement, neither Synergy nor Mr. Rolle have exercised any options.

Review, Approval or Ratification of Transactions with Related Persons

The Board reviews all relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Although the Company has not implemented a formal process, the Board is responsible for obtaining information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction and determining the fairness of such transaction.

Interests of Certain Persons in or to Opposition to Matters Acted Upon

Except as otherwise disclosed herein, none of our directors or our executive officer, and no affiliate of any of our officers or executive officer has any substantial interest, direct or indirect, including ownership of shares or otherwise, in any matter to be acted upon.

PROPOSALS 1 AND 2 TO AMEND ARTICLES OF INCORPORATION TO INCREASE COMMON AND PREFERRED STOCK

By written consents dated January 6, 2009, the holders of a majority of our voting capital stock, approved an Amendment to our Articles of Incorporation to increase our authorized shares of common stock from 100,000,000 shares to 250,000,000 shares and our preferred shares from 10,000,000 to 50,000,000. The form of Amendment to the Articles of Incorporation is attached as Appendix A to this Information Statement.

Current Capitalization

Common Stock: We currently have authorized 100,000,000 shares of common stock, of which 90,187,270 shares were issued and outstanding to approximately 448 shareholders as of April 29, 2009. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders and do not have cumulative voting rights. We have not paid, nor declared, any cash dividends since inception and do not intend to declare any such dividends in the foreseeable future. We presently intend to retain future earnings, if any, to finance the expansion of our business and do not anticipate that any cash dividends will be paid in the foreseeable future. Upon liquidation, dissolution or winding up of the Company, holders of common stock will be entitled to share ratably in all of our assets that are legally available for distribution, after payment of all debts and other liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock: We have 10,000,000 shares as preferred stock that our Board is authorized to issue in series and, by filing a certificate pursuant to the applicable law of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Of the 10,000,000 shares authorized, 8,300,750 shares have been designated as Series A Preferred Stock. Each share of the Series A Preferred Stock carries twelve votes on matters submitted to shareholders for voting purposes and is convertible into twelve shares of the Company’s common stock at such time as the Company files an Amendment to its Articles of Incorporation to increase its authorized capital and make available a sufficient number of authorized but unissued and unreserved shares of common stock to permit all then outstanding shares of Series A Preferred Stock to be converted. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock.

Securities Authorized for Issuance under Equity Compensation Plans

No shares are reserved and no awards are currently issued or outstanding under our 2004, 2007 and 2008 equity compensation plans (collectively, the “Plans”) as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2004 Plan	25,000,000	-0-	-0-
Equity compensation plans not approved by security holders:
2007 Plan	6,800,000	-0-	-0-
2008 Plan	5,000,000	-0-	-0-
TOTAL	36,800,000	-0-	-0-

Reasons for the Increase to Authorized Capital

The Company has a limited number of authorized, but unissued shares of its common and preferred stock available for issuance. The additional shares of authorized stock provided for in the Amendment to increase our authorized common and preferred stock may be used by the Company, from time to time, as the need may arise, to issue securities in connection with (i) future opportunities for expanding the Company’s business through investments or acquisitions; (ii) equity financing; (iii) awards to employees and affiliates under the Company’s equity compensation plans; and (iv) for other purposes the Board of Directors may determine to be appropriate and in furtherance of the business objectives of the Company. Authorized but unissued shares of common and preferred stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company’s shareholders, except as otherwise required by the Florida Business Corporation Act. As of this date, the Company has no plans, proposals or arrangements, written or otherwise, to issue the additional authorized shares of common and preferred shares, except as provided for in this Information Statement.

Effect of Increase to Authorized Capital

The increase in authorized capital does not affect the number of shares of stock presently outstanding, nor does it affect the number of shares that you own; however, under the terms of our Series A Preferred Stock, upon the effectiveness of the Amendment to our Articles of Incorporation, all of the issued and outstanding shares of Series A Preferred Stock will convert into fully paid and non-assessable shares of our common stock at the rate of twelve shares of common stock for each share of Series A Preferred Stock.

Therefore, the increase in our authorized capital will have the following effects upon the shares of our common and preferred stock outstanding and the number of authorized and unissued shares of our common and preferred stock:

•

The number of shares of common stock we are authorized to issue will increase from 100,000,000 shares to 250,000,000 shares and the number of shares of preferred stock we are authorized to issue will increase to from 10,000,000 shares to 50,000,000 shares;

•	The par value of our common stock will remain the same;

•

The number of shares of common stock owned by each shareholder will remain the same except that upon effectiveness of the Amendment, we will issue an aggregate of 99,608,988 shares of common stock to Melissa K. Rice and Patrice Kawas upon conversion of their shares of Series A Preferred Stock;

•	Shares of Series A Preferred Stock so converted will be canceled and returned to the pool of authorized shares of preferred stock without differentiation as to series;

•	The issuance of the shares of our common stock to the holders of our Series A Preferred Stock will dilute your percentage ownership of the Company;

•

Further, the increase in authorized common and preferred stock of the Company will allow for future issuances as the Board of Directors may deem to be in the best interests of the Company, which issuances may further dilute your percentage ownership of the Company.

Certain Federal Income Tax Consequences

The Company believes that there are no federal income tax consequences to the holders as of the record date of our common stock as a result of the Amendment to increase our authorized capital. However, the Company’s beliefs regarding the tax consequence of the increase to our authorized capital are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. Shareholders are urged to consult their own tax advisors with respect to the federal, state and local tax consequences of the Amendment to increase our authorized capital.

Approval of the Amendment to Increase Authorized Common and Preferred Stock

The close of business on April 29, 2009, has been fixed by the Board of Directors as the record date for purposes of determining the shareholders of record who are entitled to receive notice of the Amendment of the Articles of Incorporation to increase the Company’s authorized common and preferred stock.

On January 5, 2009, the Company’s Board of Directors unanimously approved the Amendment to the Articles of Incorporation to increase the number of authorized shares of the Company’s common and preferred stock and recommended that such Amendment be submitted for shareholder approval. Adoption of the Amendment to the Articles of Incorporation requires the approval of the Company’s shareholders holding not less than a majority of the Company’s issued and outstanding common stock. As of January 5, 2009 date, there were 90,572,270 shares of common stock and 99,608,988 shares of common stock underlying 8,300,749 shares of Series A Preferred Stock issued and outstanding and entitled to vote on the Amendment, each share of common being entitled to a single vote.

Section 607.0704 of the Florida Business Corporation Act and our Bylaws provide that, unless otherwise provided in the Company’s Articles of Incorporation, action required or permitted to be taken at a meeting of shareholders may be taken without a meeting and without a vote if the action is taken by holders of outstanding stock having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Rather than holding a meeting of its shareholders to vote on the Amendment to the Articles of Incorporation and in accordance with the Florida Business Corporation Act and our Bylaws, the Company obtained the approval of two shareholders holding voting control of 53% of the Company’s voting capital, by written consent in lieu of a meeting, effective January 6, 2009.

If the Amendment had not been adopted by written consent in lieu of a meeting by the shareholders holding a majority of the voting power of the Company, the Amendment would have been required to be considered by the Company’s shareholders at a special or annual shareholders’ meeting convened for the specific purpose of approving the Amendment. In order to eliminate the costs and management’s time involved in holding a special meeting and in order to effect or ratify the Amendment as early as possible in order to accomplish the purposes of the Company as described herein, the Board of Directors of the Company voted to use the written consent of the shareholders holding a majority of the voting power of the Company.

In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, the actions recommended by the directors and approved by written consent by the shareholders holding a majority of the voting power of the Company, will not take effect any earlier than 20 calendar days after the date on which this Information Statement is sent or given to all persons who were holders of record of the Company’s issued and outstanding common stock on the record date. The increase to our authorized capital will become effective upon filing the Amendment to the Articles of Incorporation with the State of Florida which we anticipate filing on or about June 16, 2009.

PROPOSAL 3 TO AMEND ARTICLES OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT

By written consents dated March 6, 2009, the holders of a majority of our voting capital stock, approved an Amendment to our Articles of Incorporation to effect a reverse split at a ratio not to exceed one for 100, to be determined by our Board of Directors (the “Reverse Split”). On April 22, 2009, our Board of Directors adopted a resolution approving a one for 100 reverse split of our common stock. The form of Amendment to the Articles of Incorporation is attached as Appendix B to this Information Statement.

Reasons for the Reverse Split

In the opinion of our Board of Directors, the Reverse Split is advisable and in the best interests of our shareholders for the purpose of increasing the market price of the Company’s common stock. The Board of Directors believes that a higher per share market price of the Company’s common stock could encourage investor interest in the Company and facilitate trading and liquidity.

Our Board of Directors further believes that the consenting shareholder’s authorization of a reverse stock split within a ratio range (as opposed to authorization of a specified reverse stock split ratio) will provide the Board with maximum flexibility to achieve the purposes of the Reverse Split and is therefore in the best interests of the Company and its shareholders. The actual timing for implementation of the Reverse Split will be determined by our Board of Directors based upon its evaluation as to when such action would be most advantageous to the Company and its shareholders.

Risks Associated with the Reverse Split

In addition to the considerations described above, the Board of Directors also took into account various negative factors associated with a reverse stock split. These factors included the negative perception of reverse stock splits held by some investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and costs that may be associated with implementing a reverse stock split.

There is no assurance that if the Reverse Split is implemented the Company will be able to obtain capital or financing sufficient to maintain operations and grow the business. The market price per new share of our common stock after the Reverse Split may not rise or remain constant in proportion to the reduction in the number of old shares of our common stock outstanding before the Reverse Split. Accordingly, the total market capitalization of our common stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split. In the future, the market price of our common stock following the Reverse Split may not equal or exceed the market price prior to the Reverse Split. In many cases, the total market capitalization of a company following a Reverse Split is lower than the total market capitalization before the Reverse Split.

The number of authorized but unissued shares of our common stock effectively will be increased significantly by the Reverse Split. For example, based on 90,187,270 shares of common stock outstanding on the record date, and 99,608,988 shares to be issued immediately following implementation of the increase to our authorized capital to 250,000,000 shares of common stock, the Reverse Split would have the effect of increasing the number of authorized but unissued shares of common stock from 60,203,742 to 248,102,037. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as, the stock ownership and voting rights, of the currently outstanding shares of common stock. For example, the issuance of a large block of common stock could dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. However, the Reverse Split is not being proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of the Company.

Effective Date of the Reverse Split

The Company expects to implement the Reverse Split following the increase to the Company’s authorized capital. The time for determining the shares of common stock that will be subject to the Reverse Split will be the time that the Amendment is filed with the

Florida Secretary of State and becomes effective by its terms, which we estimate will be filed following effectiveness of the Amendment to increase the Company’s authorized capital on or about June 17, 2009; however, in no event, will the effective date of the Reverse Split be earlier than the 20th day after this Information Statement is sent or given to those persons or entities that held common stock as of the record date of April 29, 2009.

At the effective time of the Reverse Split, every holder of record of the Company’s common stock at the effective time will be entitled to receive one share of new common stock in exchange for every 100 shares held by such shareholder immediately prior to the effective time. No fractional shares will be issued in connection with the Reverse Split and any fractional share will be rounded to the next whole share.

We will obtain a new CUSIP number for the new common stock on or prior to the effective date of the Reverse Split. Accordingly, new stock certificate(s) representing the post-reverse stock split shares will bear a new CUSIP.

As required under Exchange Act Rule 10b-17, we will send notification of the Reverse Split to the NASDAQ Over the Counter Bulletin Board (“OTCBB”) at least ten calendar days prior to the effective date of the Reverse Split at which time our current symbol “DRGP.OB” may change.

Effect of the Reverse Split

The Reverse Split will take place on the effective date without any action on the part of the holders of the Company’s common stock. The immediate effect of the Reverse Split will be as follows:

•

To reduce the total number of shares of the Company’s common stock from approximately 189,796,258 shares (90,187,270 shares outstanding as of the record date plus 99,608,988 shares issued upon effectiveness of the increase to our authorized capital prior to the Reverse Split) to approximately 1,897,963 shares.

•

The number of shareholders of the Company will not change as a result of the Reverse Split. Each 100 shares of common stock owned before the effective time of the Reverse Split will be converted automatically into one share of common stock, without any action on the part of the shareholders. All fractional share amounts resulting from the Reverse Split will be rounded up to the next whole new share.

•

The Reverse Split will affect all of the holders of all classes of the Company’s common stock uniformly and will not affect any shareholder’s proportionate voting power. Holders of the Company’s common stock will continue to have one vote for each share of common stock owned after the Reverse Split.

•	The Company’s authorized capital, consisting of 250,000,000 shares of common stock and 50,000,000 shares of preferred stock, and par value of each will remain the same after the Reverse Split.

•

There is currently no intention for the Company to go private. The Reverse Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. The Reverse Split will not affect the registration of our common stock under the Securities Exchange Act of 1934, as amended, nor will it change our periodic reporting and other obligations thereunder.

•	The CUSIP number will change.

•	Our symbol “DRGP.OB” may change.

The following table sets forth the beneficial ownership (officers and directors and holders of 5% or greater) of the Company’s common and preferred stock prior to the reverse split and following the reverse split based on 90,187,270 shares outstanding as of the record date and assuming (i) the increase in authorized capital has occurred; (ii) automatic conversion of all shares of the Series A preferred stock as a result of the increase to the Company’s authorized capital.

Name and Address of Beneficial Owner	No. Common Shares Prior to Reverse Split	Percent of Common Issued and Outstanding Prior to Reverse Split	No. Common Shares Following 100:1 Reverse Split	Percent of Common Issued and Outstanding Following 100:1 Reverse Split
Melissa K. Rice	54,013,646	28.46%	540,136	28.46%
Patrice Kawas	46,108,992	24.33%	461,090	24.33%
Reno R. Rolle	3,425,000	1.80%	34,250	1.80%
officers and directors as a group (2 individuals)	57,438,646	30.26%	574,386	30.26%
TOTAL	190,181,258		1,901,813

Procedure for Exchange of Stock Certificates

Our transfer agent, Transfer Online, Inc., 317 S.W. Alder Street, 2nd Floor, Portland, Oregon 97204, is acting as exchange agent for purposes of implementing the exchange of stock certificates. Shortly after the effective date of the Reverse Split, each holder of an outstanding certificate theretofore representing shares of common stock prior to the Reverse Split will receive from Transfer Online, instructions for the surrender of such certificate to the exchange agent. Such instructions will include a form of transmittal letter to be completed and returned to the exchange agent. As soon as practicable after the surrender to the exchange agent of any certificate that prior to the reverse stock split represented shares of common stock, together with a duly executed transmittal letter and any other documents the exchange agent may specify, the exchange agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of common stock into which the shares of common stock previously represented by the surrendered certificate shall have been reclassified. Until surrendered as contemplated herein, each certificate that immediately prior to the reverse stock split represented any shares of common stock shall be deemed at and after the reverse stock split to represent the number of full shares of common stock contemplated by the preceding sentence. Each certificate representing shares of common stock issued in connection with the Reverse Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of common stock. The Company will pay all fees, including the transfer agent’s fee, associated with certificate exchange and delivery.

We intend to treat shareholders holding our common stock in “street name,” through a bank, broker, or other nominee, in the same manner as registered shareholders whose shares are registered in their names when effecting the reverse stock split. Banks, brokers, or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers, or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Accounting Matters

The Reverse Split will not affect the par value of the Company’s common stock. As a result, the stated capital attributable to the Company’s common stock on the Company’s balance sheet will be reduced proportionately based on the Reverse Stock ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Prior periods’ per share net income or loss and net book value amounts will be restated because there will be fewer shares of our common stock outstanding.

Federal Income Tax Consequences of the Reverse Split

The following discussion describes the material U.S. federal income tax consequences to the Company and its U.S. shareholders resulting from the reverse stock split. This discussion does not address any tax consequences arising under any state, local or foreign tax laws or U.S. federal estate or gift tax laws. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service (“IRS”), all of which are subject to change, possibly with retroactive effect, and assumes that the shares of common stock will be held as a “capital asset” (generally, property held for investment) as defined in the Code. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the Reverse Split or that any such contrary position would not be sustained by a court.

As used in this discussion, the term “U.S. Shareholder” means a beneficial owner of the Company‘s common stock that is a U.S. person. This discussion does not address any matters with respect to a “non-U.S. Shareholder” meaning a beneficial owner of our common stock that is not a U.S. person. For purposes of this discussion, “U.S. person” means any of the following: (i) a citizen or resident of the U.S.; (ii) a corporation or other entity taxable as a corporation created or organized under U.S. law (federal or state); (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its sources; (iv) a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or (v) any other person whose worldwide income and gain is otherwise subject to U.S. federal income taxation on a net basis.

We recommend that each shareholder consult with its own tax advisor as to the particular federal, state, local, foreign and other tax consequences, in light of its specific circumstances. If a partnership holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If the shareholder is a partner of a partnership holding our common stock, we suggest that such shareholder consult his or her tax advisor.

The Reverse Split is intended to qualify as a recapitalization described in Section 368(a)(1)(E) of the Code. As such, the Company does not expect to recognize any gain or loss in connection with the Reverse Split. The receipt of the new common stock following the effective date of the Reverse Split, solely in exchange for the old common stock held prior to the Reverse Split, will generally not result in recognition of gain or loss to the shareholders. The aggregate tax basis of the post-split shares received in the Reverse Split (including any fraction of a new share deemed to have been received) will be the same as the shareholder’s aggregate tax basis in the pre-split shares exchanged therefore. The holding period of the shares of common stock to be received in the Reverse Split will generally include the holding period of the shares of common stock surrendered in exchange therefor.

The Company’s views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. EACH HOLDER OF THE COMPANY’S COMMON STOCK IS URGED TO CONSULT WITH ITS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

Approval of the Amendment to Effect the Reverse Split

The close of business on April 29, 2009, has been fixed by the Board of Directors as the record date for purposes of determining the shareholders of record who are entitled to receive notice of the Amendment of the Articles of Incorporation to effect the Reverse Split.

On February 18, 2009, the Company’s Board of Directors unanimously approved the Amendment to the Articles of Incorporation to effect a reverse split at a range not to exceed one for 100 and recommended that such Amendment be submitted for shareholder approval. Adoption of the Amendment to the Articles of Incorporation requires the approval of the Company’s shareholders holding not less than a majority of the Company’s issued and outstanding common stock. As of February 18, there were 90,572,270 shares of common stock and 99,608,988 shares of common stock underlying 8,300,749 shares of Series A Preferred Stock issued and outstanding and entitled to vote on the Amendment, each share of common being entitled to a single vote.

Section 607.0704 of the Florida Business Corporation Act and our Bylaws provide that, unless otherwise provided in the Company’s Articles of Incorporation, action required or permitted to be taken at a meeting of shareholders may be taken without a meeting and without a vote if the action is taken by holders of outstanding stock having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Rather than holding a meeting of its shareholders to vote on the Amendment to the Articles of Incorporation and in accordance with the Florida Business Corporation Act and our Bylaws, the Company obtained the approval of two shareholders holding voting control of 53% of the Company’s voting capital, by written consent in lieu of a meeting, effective March 6, 2009 which authorized our Board of Directors to amend the Company’s Articles of Incorporation to effect a reverse stock split at a ratio to be determined by the Board of Directors at a later date but in no event to exceed 100:1.

If the Amendment had not been adopted by written consent in lieu of a meeting by the shareholders holding a majority of the voting power of the Company, the Amendment would have been required to be considered by the Company’s shareholders at a special or annual shareholders’ meeting convened for the specific purpose of approving the Amendment. In order to eliminate the costs and management’s time involved in holding a special meeting and in order to effect or ratify the Amendment as early as possible in order to accomplish the purposes of the Company as described herein, the Board of Directors of the Company voted to use the written consent of the shareholders holding a majority of the voting power of the Company.

On April 22, 2009, our Board of Directors adopted a resolution approving a one for 100 reverse split of our common stock. On April 28, 2009, the Board reset the record date to April 29, 2009 to facilitate accurate and timely mailing to all stockholders of record.

The Company intends to implement the Reverse Split after the filing of the Amendment to increase the Company’s authorized capital, the Company obtains a new CUSIP number and notifies NASDAQ as required under Exchange Act Rule 10b-17. At such time, the Company will file an Amendment to the Company’s Articles of Incorporation with the Florida Department of State to effect the Reverse Split which will become effective upon filing of the Amendment. We anticipate filing the Amendment following the effectiveness of the Amendment to increase our authorized capital which we anticipate filing on or about June 16, 2009. In no event will the Reverse Split take effect any earlier than 20 calendar days after the date on which this Information Statement is sent or given to all persons who were holders of record of the Company’s issued and outstanding common stock on the record date.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this Act, we file periodic reports, documents and other information with the SEC relating to the our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov. Our website is intended to provide an inactive, textual reference only. Information on our website is not part of this Information Statement.

By Order of the Board of Directors

/s/ Melissa K. Rice

Melissa K. Rice, Chief Executive Officer

APPENDIX A

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

DYNAMIC RESPONSE GROUP, INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned, being the President of DYNAMIC RESPONSE GROUP, INC., a Florida corporation (the “Corporation”), bearing Document Number P06000071097, does hereby submit these Articles of Amendment for the purpose of amending the Corporation’s Articles of Incorporation as follows:

FIRST: Article IV of the Corporation’s Articles of Incorporation shall be amended as follows:

ARTICLE IV

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (i) Two Hundred Fifty Million (250,000,000) shares of common stock (the “Common Stock”) and (ii) Fifty Million (50,000,000) shares of preferred stock (the “Preferred Stock”), and further, the Board of Directors of the Company is authorized, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, and its preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof.

SECOND: The foregoing amendments were adopted on January 5, 2009 pursuant to unanimous written consent of the Board of Directors and on January 6, 2009 by written consent of the holders of a majority of the voting capital stock of the Corporation. Therefore, the number of votes cast for the Amendment to the Corporation’s Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned, as the duly authorized officer of DYNAMIC RESPONSE GROUP, INC., has executed these Articles of Amendment to the Articles of Incorporation this , 2009.

Melissa K. Rice, Chief Executive Officer

APPENDIX B

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

DYNAMIC RESPONSE GROUP, INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned, being the President of DYNAMIC RESPONSE GROUP, INC., a Florida corporation (the “Corporation”), bearing Document Number P06000071097, does hereby submit these Articles of Amendment for the purpose of amending the Corporation’s Articles of Incorporation as follows:

FIRST: Article IV of the Corporation’s Articles of Incorporation shall be amended as follows:

ARTICLE IV

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (i) Two Hundred Fifty Million (250,000,000) shares of common stock (the “Common Stock”) and (ii) Fifty Million (50,000,000) shares of preferred stock (the “Preferred Stock”), and further, the Board of Directors of the Company is authorized, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, and its preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof.

Effective as of the date of filing of these Articles of Amendment with the Secretary of State of the State of Florida every one hundred (100) issued and outstanding shares of the Corporation’s previously authorized common stock (the “Old Common Stock”) shall be reclassified and converted into one (1) validly issued, fully paid a nonassessable share of common stock (the “New Common Stock”). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, however that each holder of record on April 29, 2009, holding a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of stock certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stack to which such holder is entitled. No cash will be paid or distributed as a result of the aforesaid reverse stock split of the Corporation’s common stock, and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the stock split will be rounded up to the nearest whole share.

SECOND: The foregoing amendments were adopted on February 18, and April 28, 2009 pursuant to unanimous written consent of the Board of Directors and on March 6, 2009 by written consent of the holders of a majority of the voting capital stock of the Corporation. Therefore, the number of votes cast for the Amendment to the Corporation’s Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned, as the duly authorized officer of DYNAMIC RESPONSE GROUP, INC., has executed these Articles of Amendment to the Articles of Incorporation this                     , 2009.

Melissa K. Rice, Chief Executive Officer